                                                                    Exhibit 10.1


                                 THIRD AMENDMENT TO
                               STOCKHOLDERS' AGREEMENT

         THIRD AMENDMENT TO STOCKHOLDERS' AGREEMENT (this "Amendment") dated as
                                                          -----------
of July 15, 1997 by and among FURNISHINGS INTERNATIONAL INC., a Delaware corporation (the "Company"), Masco Corporation, a Delaware corporation
                  -------
("Masco"), 399 Venture Partners, Inc., a Delaware corporation ("399") and
  -----                                                         ---
Douglas C. Barnard, as Voting Trustee under the Voting Trust Agreement (the "Trustee").
 -------


                                       RECITALS

         WHEREAS, the Company, Masco, 399 and the Management Stockholders are parties to the Stockholders' Agreement dated as of August 5, 1996 by and among the Company and its stockholders (as previously amended, the "Agreement");
                                                              ---------
(capitalized terms not otherwise defined herein are used as defined in the Agreement);

         WHEREAS, 399 has the right, as the holder of HFG Common Stock representing more than fifty percent (50%) of the HFG Common Stock on a Fully-Diluted Basis then held by the Institutional Stockholders as a group, pursuant to Section 7.4(a)(i) of the Agreement to take action on behalf of the Institutional Stockholders;

         WHEREAS, the Trustee has the right pursuant to Section 7.4(a)(iii) of the Agreement to take action on behalf of the Management Stockholders; and

         WHEREAS, the parties hereto desire to amend the Agreement in order to effect certain changes in the definition of "Permitted Transferee" and in the weighted voting of the directors of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1.  AMENDMENTS

         1.1 DEFINITION OF PERMITTED TRANSFEREE. Clause (i) of the definition of "Permitted Transferee" is hereby amended and restated in its entirety so that it reads as follows (with retroactive effect as necessary in order to accommodate any previous transfers):

              "(i) with respect to any Stockholder who is a natural person, (A) the spouse or any lineal descendant (including by adoption and stepchildren) of such Stockholder, (B) any trust of which such Stockholder is the trustee (or any trust of which such Stockholder is not the trustee, or is not the only trustee, provided that each trustee other than the Stockholder has executed a Joinder Agreement, and provided, in the case of a Management Stockholder

                                                        THIRD AMENDMENT

         or an Additional Management Stockholder, that the Stockholder does not transfer more than his or her beneficial interest in the Voting Trust with respect to any HFG Common Stock or Equity Equivalents that he or she wishes to transfer), so long as such trust is established solely for the benefit of one or more of the Stockholder and the other individuals specified in clause (A) above and has terms which are not inconsistent with the terms of this Agreement, (C) any partnership, all of the general partner(s) and limited partner(s) (if any) of which are one or more of the Stockholder and the other individuals specified in clause (A) above, or (D) any other trust or partnership established by any such Stockholder to the extent approved in writing by the Company (acting with an Affirmative Board Vote, including the consent of the Masco Director); provided, however, that the Chairman of the Company may permit any manager to give a specified number of shares of HFG Common Stock to his or her parents, to his or her spouse's parents, or to any thereof, so long as the total number of shares of HFG Common Stock transferred by all such managers pursuant to this proviso does not exceed
         1,000 shares in the aggregate (with appropriate adjustments for stock splits, stock dividends, and stock combinations)."

         1.2 WEIGHTED BOARD VOTING. Section 5.4(a)(iii) of the Agreement is hereby amended and restated in its entirety so that it reads as follows:

              "(iii)    each of the Institutional Directors will have
         a weighted vote of 12.25%, except that if and so long as both Richard M. Cashin, Jr. and David F. Thomas are Institutional Directors, their weighted votes will be increased to 22.25% each, with a corresponding reduction in the weighted votes of the other Institutional Directors to 2.25% each; provided, however, that, in the event there are
                     --------  -------
         more than 50 stockholders of the Company, such weighting shall, upon notice to the Company from the Institutional Stockholders, be shifted to 4.75% for each of the Institutional Directors, with a corresponding shift in the weighting of each of the Disinterested Director's weighted vote from 3.75% to 11.25% (and thereafter the Institutional Stockholders shall have the right upon notice to the Company to increase the weighting back to its original position)."

         SECTION 2.  MISCELLANEOUS

         2.1 FURTHER ACTIONS. Each of the parties hereto shall cooperate and shall take further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the amendments set forth herein.

                                                             THIRD AMENDMENT

         2.2 GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

         2.3 HEADINGS. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         2.4 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         2.5  CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY
TRIAL. The provisions of Sections 7.18 and 7.19 of the Agreement shall apply to this Amendment as if repeated herein.





                     [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                        FURNISHINGS INTERNATIONAL INC.



                        By:  /s/ Wayne B. Lyon
                           ----------------------------------------
                             Wayne B. Lyon
                             President and Chief Executive Officer


                        MASCO CORPORATION



                        By:  /s/ John R. Leekley
                           ----------------------------------------
                             John R. Leekley
                             Senior Vice President


                        399 VENTURE PARTNERS, INC.



                        By:  /s/ David F. Thomas
                           ----------------------------------------
                             David F. Thomas
                             President



                             /s/ Douglas C. Barnard
                          ----------------------------------------
                           Douglas C. Barnard, as Voting Trustee





[Signature Page to Third Amendment]